August 30, 2017

chatAND, Inc.

244 5th Avenue, Suite C68

New York, NY 10001

RE:	Resignation from chatAND, Inc.

To Whom It May Concern:

Effective upon the filing of the Current Report on Form 8-K with Securities and Exchange Commission regarding the matters set forth herein, I hereby resign from all my officer positions held with chatAND, Inc., a Nevada corporation, including, but not limited to, Interim Chief Financial Officer and I hereby resign as a member of the Board of Directors.

My resignation is not a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices.

Sincerely,

/s/ Jonathan Steinhouse
Jonathan Steinhouse